Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of Arnold Industries, Inc. on Form S-8 (No. 33-41454), the Registration Statement on Form S-8 (No. 33-61005) and the Registration Statement on Form S-4 (No. 33-64923) of our reports dated March 5, 1999, on our audits of the consolidated financial statements and financial statement schedule of Arnold Industries, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K.